Exhibit 3.2

DELMAR BANCORP

BYLAWS

(As amended and restated as of October 15, 2019)

ARTICLE I

STOCKHOLDERS

   Annual Meeting.  The Corporation shall hold an annual meeting of its stockholders to elect directors and transact any other business within its powers, at such date and time as the Board of Directors of the Corporation may determine by resolution.  Except as the Charter or applicable law provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice.  Failure to hold an annual meeting does not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.

   Special Meeting.

At any time in the interval between annual meetings, a special meeting of the stockholders may be called by the Chairman of the Board, the Chief Executive Officer or the President or by a majority of the Board of Directors then in office by vote at a meeting or in writing (addressed to the Secretary of the Corporation) with or without a meeting.

A special meeting of the stockholders may be called upon the submission to the Secretary of the Corporation of a written request therefore by stockholders entitled to cast at least 25% of all the votes entitled to be cast at the meeting.  The request for the meeting shall state the purpose of and the matters proposed to be acted upon at such meeting.  The Secretary shall inform the stockholders making the request of the reasonably estimated costs of preparing and mailing a notice for such meeting and, upon payment of such costs to the Corporation, notify each stockholder entitled to notice of such meeting in accordance with Section 0.  Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 months.

No business shall be transacted at a special meeting of the stockholders except as designated by the Secretary in the notice thereof.

   Place of Meetings and Order of Business.

Meetings of stockholders shall be held at such place in the United States as is set from time to time by the Board of Directors.  The Chairman of the Board or, in the Chairman of the Board’s absence, the Chief Executive Officer, shall preside over all meetings of the stockholder as chairman of the meeting.  In the absence of the Chairman of the Board and the Chief Executive Officer a majority of the shares entitled to vote at a meeting may appoint any person entitled to vote at the meeting to act as chairman of the meeting.

Each meeting of stockholders shall be conducted in accordance with rules and procedures established by the Board of Directors.  Notwithstanding, the chairman of the meeting shall have the authority to make such rules and regulations, to establish such procedures and to take such steps as he or she may deem necessary or desirable for the proper conduct of each meeting of the stockholders, including, without limitation, the authority to make the agenda and to establish procedures for  dismissing of business not properly presented,  maintaining order and safety,  placing limitations on the time allotted to questions or comments on the affairs of the Corporation,  placing restrictions on attendance at a meeting by persons or classes of persons who are not stockholders or their proxies,  restricting entry to a meeting after the time prescribed for the commencement thereof, and  commencing, conducting and closing voting on any matter.

   Notice of Meetings; Waiver of Notice.  Not less than ten nor more than 90 days before each stockholders’ meeting, the Secretary shall give written notice of the meeting to each stockholder entitled to vote at the meeting and each other stockholder entitled to notice of the meeting.  The notice shall state the time, day, and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by applicable law, the purpose of the meeting.  Notice is given to a stockholder when it is (i) personally delivered to him, (ii) left at his or her residence or usual place of business, (iii) mailed to him or her at his or her address as it appears on the records of the Corporation, or (iv) transmitted to him or her by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions unless the Corporation has received a request from the stockholder that notice not be sent by electronic transmission. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage prepaid thereon.  Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he or she before or after the meeting signs a waiver of the notice which is filed with the records of stockholders’ meetings, or is present at the meeting in person or by proxy.

   Quorum; Voting.  Unless applicable law or the Charter provides otherwise, at a meeting of stockholders the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum, and a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.  In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without notice other than by announcement, may adjourn the meeting from time to time until a quorum shall attend.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.  In the event that at any meeting a quorum exists for the transaction of some business but does not exist for the transaction of other business, the business as to which a quorum is present may be transacted by the holders of stock present in person or by proxy who are entitled to vote thereon.

   Adjournments.  Whether or not a quorum is present, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time by (i) the chairman of the meeting or (ii) the stockholders present in person or by proxy by a majority vote.  Any business which might have been transacted at the meeting as originally notified may be deferred and transacted at any such adjourned meeting at which a quorum shall be present.  No further notice of an adjourned meeting other than by announcement shall be necessary if held on a date not more than 120 days after the original record date.

   General Right to Vote; Proxies.  Unless applicable law or the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders.  In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.  Each stockholder entitled to vote at any meeting of stockholders of the Corporation may authorize another person or persons to act for him or her as proxy by (i) signing a writing authorizing the other person to act as proxy in the manner permitted by Maryland law or (ii) transmitting, or authorizing the transmission of, an authorization for the person to act as proxy to (a) the person authorized to act as proxy or (b) any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail, or any other electronic or telephonic means. Further, to the extent permitted by Maryland law, the placing of a stockholder’s name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such stockholder shall constitute execution of such proxy by or on behalf of such stockholder. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder authorizing it, except in those cases in which the proxy states that it is irrevocable and where an irrevocable proxy is permitted by law. A proxy purporting to be by or on behalf of the stockholder authorizing it shall be deemed valid unless challenged at or prior to its exercise. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the Board of Directors then in office.

   List of Stockholders.  The Secretary, or such officer or agent having charge of the stock transfer books for shares of the Corporation, shall make, at least ten days before each meeting of stockholders, a complete record of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each.  The record, for a period of ten days before such meeting, shall be kept on file at the principal office of the Corporation.  The original stock transfer books shall be prima facie evidence as to who the stockholders entitled to examine such record or transfer books or to vote at any meeting of stockholders.

   Inspectors of Election.

In advance of any meeting of stockholders, the Board of Directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof.  The number of inspectors shall be either one or three.  If the Board of Directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting.  If inspectors of election are not so appointed, the chairman of the meeting may make such appointment at the meeting.  In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting.

Unless otherwise prescribed by applicable law or the Charter, the duties of such inspectors shall include:   determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;  receiving votes, ballots or consents;  hearing and determining all challenges and questions in any way arising in connection with the right to vote;  counting and tabulating all votes or consents;  determining the result of the election and reporting such results to the chairman of the meeting; and  such acts as may be proper to conduct the election or vote with fairness to all stockholders. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

   Voting of Shares in the Name of Two or More Persons.  When ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, votes to which such ownership is entitled.  In the event an attempt is made to cast conflicting votes, in person or proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting. If the directions of those holding such stock and present in person or by proxy at such meeting are evenly split on any particular matter, each faction may vote the stock in question proportionally.

   Voting of Shares by Certain Holders.

Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.  Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his or her name.  Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.  Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if the majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

   Advance Notice of Nominations and Shareholder Business.

Annual Meetings of Shareholders.

Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record of the Corporation who is entitled to vote at the meeting at the time the notice provided for in this Section 1.12 is delivered to the Secretary of the Corporation and who complies with the notice procedures set forth in this Section 1.12.

For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 1.12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action.  To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by such stockholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation.  In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period, or extend any time period, for the giving of a stockholder’s notice as described above.  Such stockholder’s notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such person’s written consent to being named as a nominee and to serving as such a director if elected and a description of any amount of cash property or other consideration or payment which such proposed nominee will or may be entitled to receive or have paid on such proposed nominee’s behalf, by any person or entity other than the Corporation or any direct or indirect subsidiary of the Corporation, for service as a member of the Board of Directors of the Corporation, or for standing as a nominee for election as a member of the Board of Directors of the Corporation; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the complete text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and for the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and such beneficial owner, (3) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

Special Meetings of Shareholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the stockholder’s notice provided for in this Section 1.12 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 1.12.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons, as the case may be, for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(2) of this Section 1.12 is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting, and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period, or extend any time period, for giving of a stockholder’s notice as described above.

General.

Only such persons who are nominated in accordance with the procedures set forth in this Section 1.12 shall be eligible at an annual or special meeting of stockholders of the Corporation to be elected to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.12.  Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 1.12 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (a)(2)(iii)(4) of this Section 1.12) and (ii) to declare that such nomination shall be disregarded or that such proposed business shall not be considered or transacted.  Notwithstanding the foregoing provisions of this Section 1.12, if the stockholder (or a designated representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or item of business, such nomination shall be disregarded and such proposed business shall not be considered or transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

For purposes of this Section 1.12, “public announcement” shall include disclosure in a press release reported in the Corporation’s market area.

BOARD OF DIRECTORS

Section 1.01.    Function of Directors.  The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.  All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the stockholders by statute or by the Charter or Bylaws.

Section 1.02.    Number of Directors; Qualification.  The Corporation shall have at least three directors; provided that if there is no stock outstanding, the number of directors may be less than three but not less than one, and if there is stock outstanding and so long as there are less than three stockholders, the number of directors may be less than three but not less than the number of stockholders.  The Corporation shall have the number of directors provided in the Charter until changed as herein provided.  A majority of the entire Board of Directors may alter the number of directors set by the Charter to not exceeding 15 nor less than the minimum number permitted herein, but the action may not affect the tenure of office of any director.  A director must retire on December 31 of the calendar year in which he or she reaches age 75.  Each director must be the registered owner of at least 100 shares of Common Stock of the Corporation.  Notwithstanding the foregoing, any director appointed to the Board of Directors by the holders of the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A or Fixed Rate Cumulative Perpetual Preferred Stock, Series B, initially issued to the United States Department of the Treasury, in accordance with the provisions thereof, shall not have to comply with the provisions of the two immediately preceding sentences.

Section 1.03.    Election and Tenure of Directors.  The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1989 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1990 Annual Meeting of Stockholders, and the term of office of the third class to expire at the 1991 Annual Meeting of Stockholders.  At each annual meeting of stockholders beginning in 1989, successors to the class of directors whose term expires at that annual meeting shall be elected for a three year term and until their successors are elected and qualified.

Section 1.04.    Removal of Director.  Unless statute or the Charter provides otherwise, the stockholders may remove any director, only with cause, by the affirmative vote of at least 80% of all the votes entitled to be cast for the election of directors.

Section 1.05.    Vacancy on Board.  The stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director.  A director elected by the stockholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director.  A majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors and a majority of the entire Board of Directors may fill a vacancy which results from an increase in the number of directors.  A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of stockholders and until his or her successor is elected and qualifies.

Section 1.06.    Regular Meetings.  Within two weeks after each meeting of stockholders at which a Board of Directors shall have been elected, the Board of Directors so elected shall meet for the purpose of organization and the transaction of other business.  Such first regular meeting shall be held at any place as may be designated by the Chairman of the Board of Directors or the Board of Directors.  No notice of such first meeting other than this Section 2.06 shall be necessary.  Any other regular meeting of the Board of Directors shall be held on such date and at any place as may be resolved from time to time by the Board of Directors without other notice than such resolution.

Section 1.07.    Special Meetings.  Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the Chief Executive Officer or by a majority of the Board of Directors then in office by vote at a meeting, or in writing with or without a meeting.  A special meeting of the Board of Directors shall be held at such time and on such date and at any place as may be designated from time to time by the Board of Directors.  In the absence of designation, such meeting shall be held at such place as may be designated in the call for such meeting.

Section 1.08.    Notice of Meeting.  Except as provided in Section 1.06 above, the Secretary shall give notice to each director of each regular and special meeting of the Board of Directors.  The notice shall state the time and place of the meeting.  Notice is given to a director when it is delivered personally to him, left at his or her residence or usual place of business, or sent by electronic transmission, at least 24 hours before the time of the meeting or, in the alternative, by mail to his or her address as it shall appear on the records of the Corporation, at least 72 hours before the time of the meeting.  Unless the Charter, the Bylaws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors.  No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice.  Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

Section 1.09.    Action by Directors; Quorum; Action without a Meeting.  Unless applicable law or the Charter or Bylaws requires a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors.  A majority of the entire Board of Directors shall constitute a quorum for the transaction of business.  In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.  Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if an unanimous written consent which sets forth the action is signed, either in writing or by electronic transmission, by each member of the Board and filed in paper or electronic form with the minutes of proceedings of the Board.

Section 1.10.    Presumption of Assent.  A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (i) he or she announces his or her dissent at the meeting and (ii) his or her dissent or abstention is entered in the minutes of the meeting, he or she files his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or he or she forwards written dissent by certified U.S. mail, return receipt requested, to the Secretary of the Corporation within 24 hours after the adjournment of the meeting.  Such right to dissent shall not apply to a director who votes in favor of such action or failed to make such dissent known at the meeting.

Section 1.11.    Meeting by Conference Telephone.  Members of the Board of Directors may participate in any regular or special meeting by means of a conference telephone or similar electronic communications equipment if all persons participating in the meeting can hear each other at the same time.  Participation in any regular or special meeting by these means constitutes presence in person at such a meeting.

Section 1.12.    Compensation.  By resolution of the Board of Directors, a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on committees of the Board of Directors, may be paid to directors.  Nothing herein shall be construed to preclude any director from serving the Corporation in any other capacity and a director who serves the Corporation in any other capacity may also receive compensation for such other services, pursuant to a resolution of the Board of Directors.

Section 1.13.    Advisory Directors.  The Board of Directors may by resolution appoint advisory directors to the Board, who may also serve as directors emeriti, and shall have such authority and receive such compensation and reimbursement as the Board of Directors shall provide consistent with Section 1.12 above.  Advisory directors or director’s emeriti shall not have the authority to participate by vote in the transaction of business.

COMMITTEES

Section 1.01.    Committees.  The Board of Directors may, by resolution passed by a majority of the Board of Directors then in office, appoint from among its members an Executive Committee and other committees composed of three or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to declare dividends or other distributions on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the stockholders any action which requires stockholder approval, amend the Bylaws, or approve any merger or share exchange which does not require stockholder approval.  If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan or program, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

   Committee Procedure.

Each committee may fix rules of procedure for its business.  A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee.    Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if an unanimous written consent which sets forth the action is signed by each member of the committee and filed in paper or electronic form with the minutes of the committee.  The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 1.11 above.

The Board of Directors shall have power, by the vote of a majority of the Board of Directors then in office, at any time to change the members of, to fill vacancies in, and to discharge any committee of the Board.  Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the Board, the Chairman of the Board, the Chief Executive Officer, the chairman of such committee, or the Secretary shall be deemed to constitute notice to the Corporation.  Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.  Any member of any such committee may be removed at any time, either with or without cause, by the vote of a majority of the Board of Directors than in office at any meeting of the Board called for that purpose.

   Emergency.  In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by the Charter and the Bylaws, any two or more available members of the then incumbent Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Corporation in accordance with the provisions of Section 1.01 above.  In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available directors shall elect an Executive Committee consisting of any two members of the Board of Directors, whether or not they be officers of the Corporation, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the foregoing provisions of this Section.  This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of the Bylaws (other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of the Bylaws.

OFFICERS

Section 1.01.    Executive and Other Officers.  The Corporation shall have a President, a Secretary, and a Treasurer who shall be the executive officers of the Corporation.  It may also have a Chairman of the Board, who shall be an executive officer if he or she is also designated as the Chief Executive Officer of the Corporation.  The Board of Directors may also designate a Chief Executive Officer, having general supervision of the business and affairs of the Corporation, and a Chief Operating Officer, having supervision of the operations of the Corporation.  In the absence of such designation, the President shall serve as chief executive officer and chief operating officer.  It may also have one or more Vice Presidents, assistant officers, and subordinate officers as may be established by the Board of Directors.  A person may hold more than one office in the Corporation but may not serve concurrently as both President and Vice President of the Corporation.  The Chairman of the Board shall be a director; the other officers may be directors.

   Powers and Duties.  Consistent with the following, the officers of the Corporation shall exercise such powers and perform such duties as are usually incident to their respective offices or as may be, from time to time, determined by the Board of Directors or, in the case of officers other than the Chief Executive Officer, by the Chief Executive Officer.

Chairman of the Board.  The Chairman of the Board, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present; and, in general, he or she shall perform all such duties as are from time to time assigned to him or her by the Board of Directors.

Chief Executive Officer.  The Chief Executive Officer shall be responsible for the execution of the policies of the Board of Directors and shall have supervision over the business of the Corporation and its several officers, subject to the authority of the Board of Directors.  The Chief Executive Officer may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall have been expressly delegated by the Board of Directors to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed; he or she shall perform all duties incident to the office of the Chief Executive Officer and such other duties as from time to time may be assigned to him or her by the Board of Directors. The Chief Executive Officer, in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present;

President.  The President may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation; and, in general, he or she shall perform all duties usually performed by a president of a corporation and such other duties as are from time to time assigned to him or her by the Board of Directors or the Chief Executive Officer of the Corporation.

Vice Presidents.  The Vice President or Vice Presidents, at the request of the Chief Executive Officer or the President, or in the President’s absence or during his or her inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President.  If there be more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the Chief Executive Officer, or the President may make such determination; otherwise any of the Vice Presidents may perform any of such duties or exercise any of such functions.  The Vice President or Vice Presidents shall have such other powers and perform such other duties, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors, the Chief Executive Officer, or the President.

Secretary.  The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committees, in books provided for the purpose; he or she shall see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law; he or she shall be custodian of the records of the Corporation; he or she may witness any document on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same; and, in general, he or she shall perform all duties incident to the office of a secretary of a corporation, and such other duties as are from time to time assigned to him or her by the Board of Directors, the Chief Executive Officer, or the President.

Treasurer.  The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he or she shall render to the Chief Executive Officer and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, in general, he or she shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as are from time to time assigned to him or her by the Board of Directors, the Chief Executive Officer, or the President.

Assistant and Subordinate Officers.  The assistant and subordinate officers of the Corporation are all officers below the office of Vice President, Secretary, or Treasurer.  The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Directors, the Chief Executive Officer, or the President.

   Election, Tenure and Removal of Officers.  The Board of Directors shall elect the officers.  The Board of Directors may from time to time authorize any committee or officer to appoint assistant and subordinate officers.  All officers shall be appointed to hold their offices, respectively, during the pleasure of the Board.  If the Board of Directors in its judgment finds that the best interests of the Corporation will be served, the Board (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may remove any officer at any time, with or without cause.  The removal of an officer does not prejudice any of his or her contract rights.  The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may fill a vacancy which occurs in any office for the unexpired portion of the term.  Any officer may resign at any time by giving written notice to the Chairman of the Board, the Chief Executive Officer, the President, or the Secretary.  Any such resignation shall take effect at the time specified therein or, if no time is specified therein, at the time of delivery thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

   Compensation.  The Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation.  It may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such assistant and subordinate officers.  No officer shall be prevented from receiving such salary, compensation and remuneration by reason of the fact that he or she is also a director of the Corporation.

STOCK

Section 1.01. Certificates for Stock.
(a) The shares of the Corporation may be certificated or uncertificated as provided under applicable law, and shall be entered in the books of the Corporation and registered as they are issued.

(b) When shares are represented by certificates, each stock certificate shall include on its face the name of the Corporation, the name of the stockholder or other person to whom it is issued, the class of stock and number of shares it represents, and any other information required therein under applicable law.  It shall be in such form, not inconsistent with applicable law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors.  Each stock certificate shall be signed by the Chairman of the Board, the Chief Executive Officer, the President, or a Vice President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer.  Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures.  A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

(c) Within a reasonable time following a request from a stockholder holding shares that are not represented by certificates, the Corporation shall send, or cause to be sent, without charge, to the requesting stockholder a written notice that shall set forth the name of the Corporation, the name of the stockholder or other person to the shares have been issued, the class of stock and number of shares it represents, and any other information required therein under applicable law.

   Transfers; Restrictions on Transferability.

The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock; and may appoint transfer agents and registrars thereof.  The duties of transfer agent and registrar may be combined.

Each certificate representing stock which is restricted as to its transferability or voting powers, which is preferred or limited as to its dividends or as to its share of the assets upon liquidation or which is redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate.  In lieu of such statement of summary, the Corporation may set forth upon the face or back of the certificate a statement that the Corporation will furnish to any stockholder, upon request and without charge, a full statement of such information. With respect to shares of stock that are not represented by certificates, the Corporation shall provide such information in accordance with Section 5.01(c) above.

   Record Date and Closing of Transfer Books.  The Board of Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to stockholders, including which stockholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights.  The record date may not be more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.

   Stock Ledger.  The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds.  The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.  The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, or, if none, at the principal office in the State of Maryland or the principal executive offices of the Corporation.

   Certification of Beneficial Owners.  The Board of Directors may adopt by resolution a procedure by which a stockholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder.  The resolution shall set forth  the class of stockholders who may certify;  the purpose for which the certification may be made;  the form of certification and the information to be contained in it;  if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and  any other provisions with respect to the procedure which the Board considers necessary or desirable.  On receipt of a certification which complies with the procedure adopted by the Board in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

   Lost Stock Certificates.  The Board of Directors of the Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation.  In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.  The Board of Directors or such officer or officers may require the owner of the certificate to give bond, with sufficient surety, to indemnify the Corporation against any loss or claim arising as a result of the issuance of a new certificate.  In no event shall the issuance of a new certificate under this Section constitute an overissue of the shares it represents.

FINANCE

Section 1.01.    Checks, Drafts, Etc.  All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the Chief Executive Officer, the President, a Vice President, an Assistant Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

Section 1.01.    Loans and Other Indebtedness.  No indebtedness shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name except as expressly authorized by the Board of Directors.  Such authority may be general or confined to specific instances pursuant to a resolution of the Board of Directors.

   Annual Statement of Affairs.  The Chief Executive Officer shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year.  The statement of affairs shall be submitted at the annual meeting of the stockholders and, within 20 days after the meeting, placed on file at the Corporation’s principal office.

   Fiscal Year.  The fiscal year of the Corporation shall be the twelve calendar month period ending December 31 in each year, unless otherwise provided by the Board of Directors.

   Dividends.  If declared by the Board of Directors at any meeting thereof, the Corporation may pay dividends on its shares in cash, property, or in shares of the capital stock of the Corporation, unless such dividend is contrary to law or to a restriction contained in the Charter.

MISCELLANEOUS PROVISIONS

Section 1.01.    Books and Records.  The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors.  The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.  Minutes shall be recorded in written form but may be maintained in the form of a reproduction.  The original or a certified copy of the Bylaws shall be kept at the principal office of the Corporation.

   Corporate Seal.  The Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary.  The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.  If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word “Seal” adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

   Bonds.  The Board of Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his or her duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

   Voting Upon Shares in Other Corporations.  Stock of other corporations or associations, registered in the name of the Corporation, may be voted by the Chief Executive Officer, the President, a Vice President, or a proxy appointed by any of them.  The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

   Mail.  Any notice or other document which is required by these Bylaws to be mailed shall be deposited in the United States mails, postage prepaid.

   Execution of Documents.  A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

   Amendments.  Subject to the special provisions of Section 1.02 and except as provided in the next sentence,  any and all provisions of these Bylaws may be altered or repealed and new Bylaws may be adopted at any annual meeting of the stockholders, or at any special meeting called for that purpose, and  the Board of Directors shall have the power, at any regular or special meeting thereof, to make and adopt new Bylaws, or to amend, alter or repeal any of the Bylaws of the Corporation.  Notwithstanding anything in the Charter or these Bylaws to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all classes of shares entitled to vote in the election of directors shall be required to amend, repeal, or to adopt any provision inconsistent with Sections 1.01 through 1.05 of the Bylaws.

   Exclusive Forum.  Unless the Corporation expressly consents in writing to the selection of an alternative forum, the United States District Court for the District of Maryland, Northern Division, or in the event that court lacks jurisdiction to hear such action, the Circuit Court of the County of Wicomico, Maryland, shall be the sole and exclusive forum for  any derivative action or proceeding brought on behalf of the Corporation,  any action asserting a claim of breach of a legal duty owed by any current or former director, officer or other employee or agent of the Corporation to the Corporation or the Corporation’s stockholders,  any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Code of Maryland or the Articles of Incorporation or these Bylaws (as either may be amended from time to time), or  any action asserting a claim against the Corporation or any current or former director or officer or other employee or agent of the Corporation governed by the internal affairs doctrine.